Exhibit 99.1

DIRECTOR SERVICES AGREEMENT

THIS DIRECTOR SERVICES AGREEMENT (the “Agreement”) is effective as of December 1, 2019 (the “Effective Date”), by and between BLACK KNIGHT, INC., a Delaware corporation (the “Company”), and WILLIAM P. FOLEY, II (the “Foley”). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.Purpose. The purpose of this Agreement is to provide a single, integrated document which shall provide the basis for Foley’s continued services to the Company. This Agreement supersedes, in its entirety, the Amended and Restated Employment Agreement between the Company and Foley, dated as of January 8, 2016 (the “Prior Agreement”).
2.    Services and Duties. Subject to the terms and conditions of this Agreement, the Company engages Foley to serve in a non-executive capacity as Chairman of the Board of Directors of the Company (the “Board”) commencing as of the Effective Date. Foley accepts such engagement and agrees to undertake and discharge the duties, functions and responsibilities set forth in Appendix A attached hereto. In addition to the duties and responsibilities specifically assigned to Foley pursuant to Appendix A, Foley will perform such other duties and responsibilities as are from time to time assigned to Foley by a majority of the Board in writing, consistent with the terms and provisions of this Agreement. The Company acknowledges and agrees that Foley is now and may continue to serve as Chairman of Fidelity National Financial, Inc. (“FNF”), Cannae Holdings, Inc. (“Cannae”), and The Dun & Bradstreet Corporation (“D&B”) and certain affiliated entities; as Executive Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC (“BKSE”); as Senior Managing Director of Trasimene Capital Management, LLC (“Trasimene”); and as an owner and officer of several personal real estate, winery, restaurant and other investments. Foley acknowledges that the changes described in this Agreement do not give rise to a right to terminate services under the Prior Agreement for Good Reason.
3.    Term. The term of this Agreement shall commence on the Effective Date and shall continue for so long as Foley serves as Chairman of the Board (the “Term”). Notwithstanding any termination of the Term or Foley’s services, Foley and the Company agree that Sections 6 through 8 shall remain in effect until all parties’ obligations are satisfied thereunder.
4.    Compensation and Benefits.

(a)	During the Term. Commencing on the Effective Date and throughout the duration of the Term, Foley shall continue to receive the following:

i.	An annual Board Retainer, before deducting any applicable withholdings, of no less than $500,000 (the “Annual Retainer”).

ii.	Subject to the provisions of Section 4(b)(ii) below, beginning in 2020, Mr. Foley shall be eligible to receive an annual equity award (the “Annual Equity Award”) under the Company’s Amended and

Restated 2015 Omnibus Incentive Plan (“Omnibus Plan”), which award shall be made at the same time and on the same terms and conditions as similar awards made to the Company’s other directors; provided, however, that the aggregate grant date fair value of Foley’s annual equity grants thereunder shall be at least $500,000, as determined by the Compensation Committee of the Board (the “Committee”). For the avoidance of doubt, the change in Foley’s position from executive Chairman to non-executive Chairman shall not affect any of Foley’s restricted stock awards outstanding under the Omnibus Plan prior to the Effective Date.

iii.
Beginning on the Effective Date and throughout the duration of the Term, Foley shall also serve as an Assistant Vice President of a subsidiary of the Company and, in such capacity, shall earn an annual base salary of $36,000, less all applicable withholdings. In this capacity, Foley shall also be eligible for continued participation in the Company’s health and welfare plans, as from time to time constituted, on the same basis as he participated prior to the Effective Date, including but not limited to its 401(k) plan and deferred compensation plans.

iv.
Beginning on the Effective Date and throughout the duration of the Term, Foley shall have continued use of the corporate aircraft in the same manner as Foley had access prior to the Effective Date. In addition, upon receipt of appropriate documentation, the Company shall reimburse Foley each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses to the extent such reimbursement is permitted under applicable Company policy.

v.
Except as provided in Section 4(b) below, following the Effective Date, Foley shall not be entitled to an annual cash incentive or annual cash bonus for his services as non-executive Chairman of the Company, nor shall he be eligible to participate in the Company’s Employee Stock Purchase Plan, as in effect from time to time.

(b)	Effective Date Payments. On the Effective Date, Foley shall be entitled to receive the following:

i.
A cash payment of $1,637,000, which represents a prorated annual bonus for the year in which the Effective Date occurs based upon the projected achievement of the performance criteria for the 2019 annual incentive plan as of the Effective Date.

ii.	A restricted stock award under the Omnibus Plan with a grant date fair value equal to $7,700,000 (rounded up to the nearest whole share),

which restricted stock award shall vest with respect to one-third of the shares subject to such award on each of the first three anniversaries of the Effective Date, subject to the Company’s achievement of Adjusted EBITDA of $543 million (the “Performance Restriction”) for the period of January 1, 2019 to December 31, 2019 (the “Measurement Period”).

iii.
A cash payment equal to $53,654, which represents the unpaid Matching Credit under the Company’s Employee Stock Purchase Plan (the “ESPP”) with respect to Foley’s Participant Contributions to the ESPP from October 1, 2018 until the Effective Date.

5.    Termination of Services. The Company may terminate Foley’s services as Chairman of the Board hereunder only for Cause or Disability, or Foley may terminate Foley’s services hereunder for any reason, in each case at any time in accordance with Subsection 5(a) below; provided, however, that Mr. Foley may only be removed as a director of the Company in accordance with Article VII of the Company’s Certificate of Incorporation (as amended). The Term shall be deemed to have ended on the last day of Foley’s services hereunder, and shall terminate automatically upon Foley’s death. Any termination of Foley’s services as Chairman of the Board shall also be deemed a termination of his services for purposes of Section 4(a)(ii) above.

(a)
Notice of Termination. Any purported termination of Foley’s services (other than by reason of death) shall be communicated by written Notice of Termination (as defined herein) from one party to the other in accordance with the notice provisions contained in Section 22. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates the Date of Termination (as that term is defined in Subsection 5(b)) and, with respect to a termination due to Disability (as that term is defined in Subsection 5(e)), Cause (as that term is defined in Subsection 5(d)), or Good Reason (as that term is defined in Subsection 5(f)), sets forth in reasonable detail the facts and circumstances that are alleged to provide a basis for such termination. A Notice of Termination from the Company shall specify whether the termination is with or without Cause or due to Foley’s Disability. A Notice of Termination from Foley shall specify whether the termination is with or without Good Reason.

(b)
Date of Termination. For purposes of this Agreement, “Date of Termination” shall mean the date specified in the Notice of Termination (but in no event shall such date be earlier than the thirtieth (30th) day following the date the Notice of Termination is given) or the date of Foley’s death.

(c)
No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination, which fact or circumstance was not known to the party giving the Notice of Termination when the notice was given, shall not constitute a waiver of the right to assert such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

(d)
Cause. For purposes of this Agreement, a termination for “Cause” means a termination by the Company based upon Foley’s: (i) persistent failure to perform duties consistent with a commercially reasonable standard of care (other than due to a physical or mental impairment or due to an action or inaction directed by the Company that would otherwise constitute Good Reason); (ii) willful neglect of duties (other than due to a physical or mental impairment or due to an action or inaction directed by the Company that would otherwise constitute Good Reason); (iii) conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty; (iv) material breach of this Agreement; or (v) failure to materially cooperate with or impeding an investigation authorized by the Board. Foley’s termination for Cause shall be effective when and if a resolution is duly adopted by an affirmative vote of at least ¾ of the Board (less Foley), stating that, in the good faith opinion of the Board, Foley is guilty of the conduct described in the Notice of Termination and such conduct constitutes Cause under this Agreement; provided, however, that Foley shall have been given reasonable opportunity (A) to cure any act or omission that constitutes Cause if capable of cure and (B), together with counsel, during the thirty (30) day period following the receipt by Foley of the Notice of Termination and prior to the adoption of the Board’s resolution, to be heard by the Board.

(e)
Disability. For purposes of this Agreement, a termination based upon “Disability” means a termination by the Company based upon Foley’s entitlement to long-term disability benefits under the Company’s long-term disability plan or policy, as the case may be, as in effect on the Date of Termination; provided, however, that if Foley is not a participant in the Company’s long-term disability plan or policy on the Date of Termination, he shall be considered terminated based upon Disability if he would have been entitled to benefits under the Company’s long-term disability plan or policy had he been a participant on his Date of Termination.

(f)	Good Reason. For purposes of this Agreement, a termination for “Good Reason” means a termination by Foley based upon the occurrence (without Foley’s express written consent) of any of the following:

i.	a material diminution in Foley’s position or title, or the assignment of duties to Foley that are materially inconsistent with Foley’s position or title as described in this Agreement;

ii.	a material diminution in the Annual Retainer and/or Annual Equity Award;

iii.
within six (6) months immediately preceding or within two (2) years immediately following a Change in Control: (A) a material adverse change in Foley’s status, authority or responsibility (e.g., Foley no longer serving as non-executive Chairman of the Board would constitute such a material adverse change); or (B) a material adverse change in the position to whom Foley reports (including any requirement that Foley report to a corporate officer or employee instead of reporting directly to the Board) or to Foley’s service relationship (or the conditions under which Foley performs his duties) as a result of such reporting structure change, or a material diminution in the authority, duties or responsibilities of the position to whom Foley reports;

iv.	a material breach by the Company of any of its obligations under this Agreement; or

v.	election of a new director to the Company’s Board who Foley did not consent to or vote for.
Notwithstanding the foregoing, Foley being placed on a paid leave for up to sixty (60) days pending a determination of whether there is a basis to terminate Foley for Cause shall not constitute Good Reason. Foley’s continued services shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, however, that no such event described above shall constitute Good Reason unless: (1) Foley gives Notice of Termination to the Company specifying the condition or event relied upon for such termination either: (x) within ninety (90) days of the initial existence of such event; or (y) in the case of an event predating a Change in Control, within ninety (90) days of the Change in Control; and (2) the Company fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of Foley’s Notice of Termination. Foley and the Company hereby acknowledge and agree that none of the changes made to the Prior Agreement shall constitute Good Reason under this Agreement or any of Foley’s other agreements.
6.    Obligations of the Company Upon Termination.

(a)
Termination by Foley for Good Reason, Not Re-Elected to the Board or Removed from the Board. If Foley’s service as a director is terminated: (1) by the Company for any reason other than Cause, Death or Disability; (2) by Foley for Good Reason; or (3) because Foley is not nominated to run for re-election to the Board as Chairman, is nominated, but does not receive enough votes to be re-elected to the Board, or is removed from the position of Chairman of the Board for reasons other than Cause:

i.
the Company shall pay Foley the following (collectively, the “Accrued Obligations”): (A) within five (5) business days after the Date of Termination, any earned but unpaid retainer; and (B) within a reasonable time following submission of all applicable documentation, any expense reimbursement payments owed to Foley for expenses incurred prior to the Date of Termination; and

ii.	all stock option, restricted stock, profits interest and other equity-based incentive awards granted by the Company that were outstanding but not vested as of the Date of Termination shall become immediately vested and/or payable, as the case may be, unless the equity incentive awards are based upon satisfaction of performance criteria (not based solely on the passage of time), in which case they will only vest upon the satisfaction of such performance criteria, provided, however, that any such equity awards that are vested pursuant to this provision and that constitute a non-qualified deferred compensation arrangement within the meaning of Code Section 409A shall be paid or settled on the earliest date coinciding with or following the Date of Termination that does not result in a violation of or penalties under Section 409A.

(b)
Termination by the Company for Cause or by Foley without Good Reason. If Foley’s services are terminated (i) by the Company for Cause or (ii) by Foley without Good Reason, the Company’s only obligation under this Agreement shall be payment of any Accrued Obligations.

(c)
Termination due to Death or Disability. If Foley’s services are terminated due to death or Disability, the Company shall pay Foley (or to Foley’s estate or personal representative in the case of death), within thirty (30) business days after the Date of Termination, any Accrued Obligations.

(d)
Definition of Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean that the conditions set forth in any one of the following subsections shall have been satisfied:

i.
the acquisition, directly or indirectly, by any “person” (within the meaning of Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof) of “beneficial ownership” (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

ii.
a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

iii.
a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger;

iv.
during any period of two (2) consecutive years during the Term or any extensions thereof, individuals, who, at the beginning of such period, constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period;

v.
the sale, transfer or other disposition (in one transaction or a series of related transactions) of assets of the Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such sale, transfer or other disposition, other than a sale, transfer or other disposition to an entity (A) which immediately following such sale, transfer or other disposition owns, directly or indirectly, at least fifty percent (50%) of the Company’s outstanding voting securities or (B) fifty percent (50%) or more of whose outstanding voting securities is immediately following such sale, transfer or other disposition owned, directly or indirectly, by the Company. For purposes of the foregoing clause, the sale of stock of a subsidiary of the Company (or the assets of such subsidiary) shall be treated as a sale of assets of the Company; or

vi.	the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

(e)
Six-Month Delay. To the extent Foley is a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance promulgated thereunder and any elections made by the Company in accordance therewith, notwithstanding the timing of payment provided in any other Section of this Agreement, no payment, distribution or benefit under this Agreement that constitutes a distribution of deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)) upon separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), after taking into account all available exemptions, that would otherwise be payable during the six (6) month period after separation from service, will be made during such six (6) month period, and any such payment, distribution or benefit will instead be paid on the first business day after such six (6) month period, provided, however, that if Foley dies following the Date of Termination and prior to the payment, distribution, settlement or provision of any payments, distributions or benefits delayed on account of Code Section 409A, such payments, distributions or benefits shall be paid or provided to the personal representative of Foley’s estate within 30 days after the date of Foley’s death.

7.    Excise Tax. If any payments or benefits paid or provided or to be paid or provided to Foley or for Foley’s benefit pursuant to the terms of this Agreement or otherwise (a “Payment” and, collectively, the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Foley may elect for such Payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Code (the “Scaled Back Amount”). Any such election must be in writing and delivered to the Company within thirty (30) days after the Date of Termination. If Foley does not elect to have Payments reduced to the Scaled Back Amount, Foley shall be responsible for payment of any Excise Tax resulting from the Payments and Foley shall not be entitled to a gross-up payment under this Agreement or any other for such Excise Tax. If the Payments are to be reduced, they shall be reduced in the following order of priority: (i) first from cash compensation, (ii) next from equity compensation, then (iii) pro-rata among all remaining Payments and benefits. To the extent there is a question as to which Payments within any of the foregoing categories are to be reduced first, the Payments that will produce the greatest present value reduction in the Payments with the least reduction in economic value provided to Foley shall be reduced first. Notwithstanding the order of priority of reduction set forth above, Foley may include in Foley’s election for a Scaled Back Amount a change to the order of such Payment reduction. The Company shall follow such revised reduction order, if and only if, the Company, in its sole judgment, determines such change does not violate the provisions of Code Section 409A.
8.    Non-Delegation of Foley’s Rights. The obligations, rights and benefits of Foley hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer.
9.    Confidential Information. Foley acknowledges that he has and will continue to occupy a position of trust and confidence and has and will continue to have access to and learn substantial information about the Company and its affiliates and their operations that is confidential or not generally known in the industry including, without limitation, information that relates to purchasing, sales, customers, marketing, and the financial positions and financing arrangements of the Company and its affiliates. Foley agrees that all such information is proprietary or confidential, or constitutes trade secrets and is the sole property of the Company and/or its affiliates, as the case may be. Foley will keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to the Company’s or its affiliates’ methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence or records, or any other documents used or owned by the Company or any of its affiliates, nor will Foley advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the items described in this Section 9. Accordingly, Foley agrees that during the Term and at all times thereafter he will not disclose, or permit or encourage anyone else to disclose, any such information, nor will he utilize any such information, either alone or with others, outside the scope of his duties and responsibilities with the Company and its affiliates.
10.    Non-Competition.

(a)
During Term. Foley agrees that, during the Term, he will devote such business time, attention and energies reasonably necessary to the diligent and faithful performance of the services to the Company and its affiliates, and he will not engage in any way whatsoever, directly or indirectly, in any business that is a direct competitor with the Company’s or its affiliates’ principal business, nor solicit customers, suppliers or employees of the Company or its affiliates on behalf of, or in any other manner work for or assist any business which is a direct competitor with the Company’s or its affiliates’ principal business. In addition, during the Term, Foley will undertake no planning for or organization of any business activity competitive with the work he performs as a director of the Company, and Foley will not combine or conspire with any employee of the Company or any other person for the purpose of organizing any such competitive business activity.

(b)
After Term. The parties acknowledge that Foley will acquire substantial knowledge and information concerning the business of the Company and its affiliates as a result of his services. The parties further acknowledge that the scope of business in which the Company and its affiliates are engaged as of the Effective Date is national and very competitive and one in which few companies can successfully compete. Competition by Foley in that business after the Term would severely injure the Company and its affiliates. Accordingly, for a period of one (1) year after Foley’s services terminates for any reason whatsoever, except as otherwise stated herein below, Foley agrees: (i) not to become an employee, consultant, advisor, principal, partner or substantial shareholder of any firm or business that directly competes with the Company or its affiliates in their principal products and markets; and (ii), on behalf of any such competitive firm or business, not to solicit any person or business that was at the time of such termination and remains a customer or prospective customer, a supplier or prospective supplier, or an employee of the Company or an affiliate.

(c)
Exclusion.    Working for, serving as a director of, or otherwise providing services to, directly or indirectly, any of the following entities shall not be considered competitive to the Company or its affiliates for the purpose of this Section 10: FNF, Cannae, D&B, Trasimene, or BKSE, or their respective affiliates or successors; or (ii) the Company, its affiliates or their successors.

11.    Return of Company Documents. Upon termination of the Term, Foley shall return immediately to the Company all records and documents of or pertaining to the Company or its affiliates and shall not make or retain any copy or extract of any such record or document, or any other property of the Company or its affiliates.
12.    Improvements and Inventions. Any and all improvements or inventions that Foley may make or participate in during the Term, unless wholly unrelated to the business of the Company and its affiliates and not produced within the scope of Foley’s services hereunder, shall be the sole and exclusive property of the Company. Foley shall, whenever requested by the Company, execute and deliver any and all documents that the Company deems appropriate in order to apply for and obtain patents or copyrights in improvements or inventions or in order to assign and/or convey to the Company the sole and exclusive right, title and interest in and to such improvements, inventions, patents, copyrights or applications.

13.    Actions. The parties agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that the Company will not have an adequate remedy at law in the event of a failure by Foley to abide by its terms and conditions, nor will money damages adequately compensate for such injury. Therefore, it is agreed between and hereby acknowledged by the parties that, in the event of a breach by Foley of any of the obligations of this Agreement, the Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel Foley to perform as agreed herein. Foley hereby acknowledges that obligations under Sections and Subsections 9, 10(b) and (c), 11, 12, 13, 14 and 15 shall survive the termination of services and be binding by their terms at all times subsequent to the termination of services for the periods specified therein. Nothing herein shall in any way limit or exclude any other right granted by law or equity to the Company.
14.    Release. Notwithstanding any provision herein to the contrary, the Company may require that, prior to payment of any amount or provision of any benefit under Section 8 (other than due to Foley’s death), Foley shall have executed a complete release of the Company and its affiliates and related parties in such form as is reasonably required by the Company, and any waiting periods contained in such release shall have expired; provided, however, that such release relates only to Foley’s service relationship with the Company and/or employment relationship with the Company’s subsidiary. With respect to any release required to receive payments owed pursuant to Section 6, the Company must provide Foley with the form of release no later than seven (7) days after the Date of Termination and the release must be signed by Foley and returned to the Company, unchanged, effective and irrevocable, no later than sixty (60) days after the Date of Termination.
15.    No Mitigation. The Company agrees that, if Foley’s services hereunder are terminated during the Term, Foley is not required to attempt in any way to reduce any amounts payable to Foley by the Company hereunder. Further, the amount of any payment or benefit provided for hereunder shall not be reduced by any compensation earned by Foley as the result of employment by another entity, by retirement benefits or otherwise.
16.    Entire Agreement; Prior Agreement and Amendment. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter, including, without limitation, the Prior Agreement. Without limiting the foregoing, Foley and the Company hereby acknowledge and agree that, as of the Effective Date, the Prior Agreement shall be null and void and neither party shall have any rights or obligations thereunder. This Agreement may be amended only by a written document signed by both parties to this Agreement.
17.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any litigation pertaining to this Agreement shall be adjudicated in courts located in Duval County, Florida.

18.    Successors. This Agreement may not be assigned by Foley. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the stock, business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption by a successor shall be a material breach of this Agreement. Foley agrees and consents to any such assumption by a successor of the Company, as well as any assignment of this Agreement by the Company for that purpose. As used in this Agreement, “Company” shall mean the Company as herein before defined as well as any such successor that expressly assumes this Agreement or otherwise becomes bound by all of its terms and provisions by operation of law. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors or assigns.
19.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
20.    Attorneys’ Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to interpret or enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be promptly paid by the other party its reasonable legal fees, court costs, litigation expenses, all as determined by the court and not a jury, and such payment shall be made by the non-prevailing party no later than the end of Foley’s tax year following Foley’s tax year in which the payment amount becomes known and payable; provided, however, that on or after a Change in Control, and following Foley’s termination of services with the Company, if any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to interpret or enforce any of the terms hereof, the Company shall pay (on an ongoing basis) to Foley to the fullest extent permitted by law, all legal fees, court costs and litigation expenses reasonably incurred by Foley or others on his behalf (such amounts collectively referred to as the “Reimbursed Amounts”); provided, further, that Foley shall reimburse the Company for the Reimbursed Amounts if it is determined that a majority of Foley’s claims or defenses were frivolous or without merit. Requests for payment of Reimbursed Amounts, together with all documents required by the Company to substantiate them, must be submitted to the Company no later than ninety (90) days after the expense was incurred. The Reimbursed Amounts shall be paid by the Company within ninety (90) days after receiving the request and all substantiating documents requested from Foley.  The payment of Reimbursed Amounts during Foley’s tax year will not impact the Reimbursed Amounts for any other taxable year. The rights under this Section 20 shall survive the termination of services and this Agreement until the expiration of the applicable statute of limitations.
21.    Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of Foley in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Foley against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.
22.    Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three (3) days after being sent by United States Certified Mail, postage prepaid, with Return Receipt Requested, to the parties at their respective addresses set forth below:
To the Company:

Black Knight, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attention: Corporate Secretary

To Foley:

William P. Foley, II
1701 Village Center Circle
Las Vegas, NV 89134

23.    Waiver of Breach. The waiver by any party of any provisions of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by the other party.
24.    Tax Withholding. The Company or an affiliate may deduct from all compensation and benefits payable under this Agreement any taxes or withholdings the Company is required to deduct pursuant to state, federal or local laws.
25.    Code Section 409A. To the extent applicable, it is intended that this Agreement and any payment made hereunder shall comply with the requirements of Section 409A of the Code, and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Code Section 409A”). Any provision that would cause the Agreement or any payment hereof to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. Each payment under this Agreement shall be treated as a separate payment for purposes of Code Section 409A. In no event may Foley, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, without limitation, that (i) in no event shall reimbursements by the Company under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred; (ii) the amount of in-kind benefits that the Company is obligated to pay or provide in any given calendar year shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; (iii) Foley’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and

(iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than Foley’s remaining lifetime. Notwithstanding anything contained herein to the contrary, with respect to any amounts that may be provided pursuant to this Agreement that constitute deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)), (x) in no event shall the Date of Termination occur until Foley experiences a “separation of service” within the meaning of Code Section 409A, and the date on which such separation from service takes place shall be the “Date of Termination,” and all references herein to a “termination of services” (or words of similar meaning) shall mean a “separation of service” within the meaning of Code Section 409A and (y) to the extent the payment of any amount pursuant to Section 6 of this Agreement constitutes deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)) and such amount is payable within a number of days that begins in one calendar year and ends in a subsequent calendar year, such amount shall be paid in the subsequent calendar year. Foley acknowledges that he has been advised to consult with an attorney and any other advisors of Foley’s choice prior to executing this Agreement, and Foley further acknowledges that, in entering into this Agreement, he has not relied upon any representation or statement made by any agent or representative of Company or its affiliates that is not expressly set forth in this Agreement, including, without limitation, any representation with respect to the consequences or characterization (including for purpose of tax withholding and reporting) of the payment of any compensation or benefits hereunder under Section 409A of the Code and any similar sections of state tax law.
Signature page follows.

IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first set forth above.

BLACK KNIGHT, INC. By: /s/ Anthony M. Jabbour Its: Chief Executive Officer
WILLIAM P. FOLEY, II /s/ William P. Foley, II

APPENDIX A
Position Title: Chairman of the Board
DUTIES AND RESPONSIBILITIES: Reporting to the Board, Foley’s duties and responsibilities include:

1.	member of the Board as Chairman;

2.
monitoring and approving the Company’s strategic and financial plans and initiatives, budget and long-range planning, strategies, objectives and initiatives, including mergers, acquisitions and business development;

3.	presiding over meetings of the Board;

4.	planning the contents and agenda of such meetings with the assistance of applicable management;

5.	monitoring and approving the Company’s communications with its shareholders; and

6.	participating in earnings calls and customer relations and public relations matters when appropriate.
For purposes of clarity, during the Term of the Agreement, Foley will not serve in an executive officer capacity, and will not have the authorities or duties of an executive officer. Specifically, and without limiting the generality of the foregoing, although Foley will continue to have a role (as Chairman of the Board) in monitoring and approving the Company’s strategic and financial plans and initiatives, budget, long-range planning, strategies, objectives and initiatives (including mergers, acquisitions and business development), and corporate policy generally, Foley will neither make nor implement (or serve as a member of any CEO or executive officer-appointed committee or group whose purpose is to evaluate, discuss, make or implement) such policies, plans, objectives or initiatives, nor will Foley have the authority to do so (instead, such authority and duties shall be reserved for and exercised by the CEO and executive officers of the Company).